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                                                                    Exhibit 23.5

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Keane, Inc. of our report dated February 26, 1999 relating to the financial statements, which appears in Keane, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Keane" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2001